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                       FORM OF CERTIFICATE OF DESIGNATION

                              ORPHAN MEDICAL, INC.

                                --------------

                           CERTIFICATE OF DESIGNATION
                                       FOR
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       AND
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       AND
                       SERIES D NON-VOTING PREFERRED STOCK

        (Pursuant to Minnesota Statutes, Section 302A.401, Subd. 3(b))

                               ---------------

      The undersigned, being the Chief Executive Officer of Orphan Medical, Inc. (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Minnesota Statutes, Section 302A.401, Subd. 3(b), does hereby certify that:

      Pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors on July 22, 1999, in accordance with Minnesota Statutes, Section 302A.401, Subd. 3, duly adopted the following resolution establishing a series of 5,000 shares of the Corporation's capital stock to be designated as its Series B Convertible Preferred Stock, a series of 4,000 shares of the Corporation's capital stock to be designated as its Series C Convertible Preferred Stock and a series of 1,500,000 shares of the Corporation's capital stock to be designated as its Series D Non-Voting Preferred Stock.

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by the Articles of Incorporation of the Corporation, the Board of Directors hereby establishes a series of Series B Convertible Preferred Stock of the Corporation, a series of Series C Convertible Preferred Stock of the Corporation and a series of Series D Non-Voting Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights and preferences, of each such series of shares as follows:

                                    ARTICLE I
                      SERIES B CONVERTIBLE PREFERRED STOCK

      Section 1. Designation; Number of Shares. The shares of such series shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), and the number of authorized shares constituting the Series B Preferred Stock shall be 5,000.

      Section 2. Par Value; No Preemptive Rights. The Series B Preferred Stock shall have a par value of $0.01 per share. As provided in Article V of the Corporation's Articles of Incorporation, holders of Series B Preferred Stock shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

      Section 3. Rank. The Series B Preferred Stock shall rank prior to all of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), the Corporation's Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock") and all other classes of preferred stock, except that the Series B Preferred Stock shall rank pari passu to the Corporation's Series C Convertible Preferred Stock, par value $0.01 per share (the

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"Series C Preferred Stock") and is subordinated to the Corporation's Senior
Convertible Preferred Stock, par value $0.01 per share (the "Senior Convertible Preferred Stock") now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless otherwise agreed upon in writing by the holders of a majority of the outstanding shares of Series B Preferred Stock.

      Section 4. Dividends and Distributions.

             (a) Holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this Section
4. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

             (b) The dividend rate on the Series B Preferred Stock shall be $75.00 per annum per share; provided that (i) in the event that at any time during any 730-day period individuals who constituted the Board of Directors at the beginning of such period, or the first date on which shares of Series B Preferred Stock are issued (the "Issuance Date")(whichever is later), cease for any reason to constitute a majority of the Board of Directors then in office or
(ii) the Board of Directors fails to declare and pay in full, on any Dividend Payment Date (as defined in Section 4(c)), all dividends accrued since the last Dividend Payment Date (or with respect to the first Dividend Payment Date, since the date of issuance), the dividend rate on the Series B Preferred Stock shall be increased to $200 per annum per share unless holders of a majority of the then outstanding shares of Series B Preferred Stock agree to waive such increase. Any change of the dividend rate in accordance with this Section 4(b) shall be deemed to occur on the date upon which the event in question occurs. In the event the dividend rate is adjusted in accordance with this Section 4(b), the Corporation shall pay such dividends in cash.

             (c) Dividends shall be payable in arrears, when and as declared by the Board of Directors on August 1 and February 1 of each year, commencing February 1, 2000 (each such semiannual payment date, a "Dividend Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series B Preferred Stock from the date of issuance of such shares and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year; provided that to the extent that a dividend is not paid in cash or stock on any Dividend Payment Date as provided in paragraph (d) below such unpaid amount shall in turn accrue dividends at the rate specified herein until paid as provided herein. The dividend payable on the first Dividend Payment Date with respect to any shares of Series B Preferred Stock shall be the pro rata portion of the dividend rate based upon the number of days from and including the date of issuance, up to and including such first Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of Series B Preferred Stock as they appear on the books of the Corporation on such record date, not more than sixty (60) days nor fewer than ten (10) days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

             (d) Any dividend payment made with respect to the Series B Preferred Stock, may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series B Preferred Stock equal to the amount of the dividend divided by $1,000 (the "Dividend Conversion Price"); provided, that no fractional shares shall be issued. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series B Preferred Stock determined in accordance with the preceding formula; provided, that in the event that any such dividend payment is made partially in cash and partially in shares of Series B Preferred Stock, each holder of Series B Preferred Stock shall receive a ratable amount of cash and Series B Preferred Stock that is proportionate to the amount of Series B Preferred Stock held by such holder on which such dividend is paid. If any fractional interest in a share of Series B Preferred Stock would be delivered upon any payment of dividends pursuant to this Section 4, the Corporation, in lieu of


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delivering the fractional share of Series B Preferred Stock shall pay an amount to the holder thereof equal to such fraction multiplied by the Dividend Conversion Price. All shares of Series B Preferred Stock issued as a dividend shall be fully paid and nonassessable.

             (e) No dividends or other distributions (other than dividends payable in Junior Dividend Stock (as defined below)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, or any of its subsidiaries, of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to payment of dividends on the Series B Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock"); provided that dividends or other distributions may be paid or set apart for payment on any shares of Junior Dividend Stock at such time as less than 20% of the Initial Shares (as defined in Section 7(b)) remain outstanding.

             Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

      Section 5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, after distributions required to be made to the holders of any shares of any the Corporation's preferred stock ranking senior to the Series B Preferred Stock, an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the Corporation ranking junior as to liquidation rights to the Series B Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Liquidation Stock"). The assets of the Corporation available for distribution to the holders of the Series B Preferred Stock and any other shares of the Corporation's preferred stock ranking pari passu to the Series B Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock and the holders of any such other shares of the Corporation's preferred stock ranking pari passu to the Series B Preferred Stock. After payment in full of the liquidation preference of the shares of the Series B Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

      Section 6.  Ten Year Conversion or Redemption.

             (a) On the tenth anniversary (the "Anniversary Date") of the Issuance Date (as defined in Section 4(b)), the Corporation, at its election, shall either require the conversion of all then issued and outstanding shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Price (as that term is defined in Section 7(a))(the "Anniversary Conversion") or redeem the then issued and outstanding shares of Series B Preferred Stock (the "Redemption") as provided below.

             (b) If the Corporation elects the Anniversary Conversion, the Corporation shall pay a conversion fee equal to $1,180,000 (the "Conversion Fee"), subject to adjustment, on a pro rata basis to the holders of the then issued and outstanding shares of Series B Preferred Stock. The Corporation shall pay the Conversion Fee, at the election of the Board of Directors, in (i) cash or (ii) a number of shares of Common Stock equal to the Conversion Fee divided by the average last sale price of the Common Stock for the five (5) trading days immediately preceding the Anniversary Date; provided, however, that the Corporation shall pay the Conversion Fee in cash to the extent that the issuance of stock would require shareholder approval pursuant to Section 4460(i) of the Rules of the NASDAQ Stock Market or any successor rule thereto and such approval has not been obtained. In the event that the number of shares of Series B Preferred Stock issued and outstanding as of the Anniversary Date is less than the number of Initial Shares (as defined


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in Section 7(b) below), then the Conversion Fee will be adjusted downward to equal the product of (a) $1,180,000 and (b) the quotient of the number of shares of Series B Preferred Stock issued and outstanding as of the Anniversary Date divided by the Initial Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise). On or after the Anniversary Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation and the Corporation shall deliver to such holder (i) a certificate or certificates representing the number of shares of Common Stock equal to the number of shares of Series B Preferred Stock to be converted multiplied by $1,000 divided by the Conversion Price set forth in the notice to the holder, (ii) the holder's pro rata portion of the Conversion Fee and (iii) accrued and unpaid dividends in cash or a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price. In addition, the following provisions of Section 7 shall be applicable to the Anniversary
Conversion: the second sentence of the second paragraph of Section 7(a), third paragraph of Section 7(b), Section 7(d) and Section 7(e).

             (c) In the event the Corporation elects a Redemption, the Corporation shall redeem for cash on the Anniversary Date all issued and outstanding shares of Series B Preferred Stock at a price per share equal to $1,000 plus all accrued and unpaid dividends on such share to the Anniversary Date (such sum being hereinafter referred to as the "Redemption Price"). On or after the Anniversary Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the notice to the holder and shall thereupon be entitled to receive payment of the Redemption Price. If, on the Anniversary Date, funds necessary for the Redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, on the Anniversary Date, the dividends with respect to the shares so called shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Redemption Price upon surrender of their certificates) shall terminate.

             (d) No more than sixty (60) nor less than twenty (20) days prior to the Anniversary Date, the Corporation shall deliver notice, by first class mail, postage prepaid, to each holder of record of the Series B Preferred Stock, addressed to such shareholder at its last address as shown on the stock books of the Corporation. Such notice shall state whether the Corporation has elected to effect the Anniversary Conversion or the Redemption. If the Corporation fails to give notice as provided above, the Corporation shall be deemed to have elected the Redemption. In the event of the Anniversary Conversion, the notice shall also state that the Anniversary Date is the date fixed for conversion, the then-effective Conversion Price (as defined in Section 7), whether the Conversion Fee will be paid in cash or shares of Common Stock and the holder's pro rata portion of such, whether the accumulated and unpaid dividends to the Anniversary Date will be paid in cash or shares of Common Stock and that on and after the Anniversary Date, dividends will cease to accumulate on such shares of Series B Preferred Stock; provided that there is no default in the payment of the Conversion Fee. In the event of the Redemption, the notice shall also state that the Anniversary Date is the date fixed for redemption, the Redemption Price, the place or places of payment, that the right of holders of Series B Preferred Stock to exercise their conversion rights in accordance with Section 7 shall expire at the close of business on the Anniversary Date (provided that there is no default in payment of the Redemption Price) and that payment of the Redemption Price will be made upon presentation and surrender of certificates representing the Series B Preferred Stock to the Corporation or its agent as provided in the notice

      Section 7. Conversion.

             (a) Holders of Series B Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Series B Preferred Stock in any notice of redemption given pursuant to Section 6 hereof if there is no default in payment of the Redemption Price. Each share of Series B Preferred Stock shall be convertible at the


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office of any transfer agent for the Series B Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest whole share) as shall be equal to $1,000 divided by the Conversion Price (as defined below) in effect at the time of conversion. The initial conversion price will be $6.50, subject to adjustment from time to time as provided in Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Price").

             The right of holders of Series B Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock or other securities or property upon conversion of Series B Preferred Stock in a name other than that of the holder of the shares of Series B Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

             (b) In the event the Common Stock trades above $40 per share for ninety (90) consecutive trading days and the average daily reported volume in trading for the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association for any twenty (20) consecutive trading days during such 90-day period exceeds 10% of the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted (the "Initial Shares"), adjusted to eliminate the effect of any reporting of both the buy and sell side of any trade, the Corporation may, by notice to the holders thereof, within thirty (30) days after such 90-day period, elect to require the conversion of all the shares of Series B Preferred Stock then outstanding into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price.

             Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be converted, addressed to such shareholders at their last addresses as shown on the stock books of the Corporation. Each such notice of conversion shall specify the date fixed for conversion; the then-effective Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the election of the Board of Directors, in cash or in a number of shares of Series B Preferred Stock equal to the dividend amount divided by the Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice; and that on and after the conversion date, dividends will cease to accumulate on such shares.

             Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series B Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Series B Preferred Stock.

             (c) A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Series B Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed or to


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have such shares admitted for quotation on the NASDAQ National Market System if the Common Stock is admitted for quotation thereon.

             (d) Upon the surrender of certificates representing shares of Series B Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided.

             (e) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (a) the Closing Price of a share of Common Stock (as defined in the next sentence) on the last trading day before the conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price or, in case no sale takes place on such day, the average of the closing bid and asked price on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if the Common Stock is not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

      Section 8. Adjustments to Conversion Price. Notwithstanding anything in this Section 8 to the contrary, no change in the Conversion Price shall be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Conversion Price would change the Conversion Price by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Price shall be changed to reflect all adjustments called for by this Section 8 and not previously made. Additionally, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of (i)(A) shares of Common Stock that may be issued upon exercise of stock options that are outstanding on the Issuance Date (as such number of shares is proportionately adjusted for subsequent stock splits, combinations of shares and stock dividends affecting the Common Stock), in each case pursuant to the terms thereof as in effect on the Issuance Date, and (B) stock options and shares of Common Stock issuable upon exercise of such options granted to employees and directors of the Corporation and its Subsidiaries pursuant to the terms of stock option plans approved by the Corporation's Board of Directors if such options are exercisable at the market price on the date of grant; provided that the aggregate number of shares of Common Stock issued, or issuable, pursuant to this clause (i) shall not exceed two million shares, or such other amount as the holders of a majority of the outstanding shares of Series B Preferred Stock shall agree to in writing;
(ii) Common Stock upon the exercise of warrants that, as of June 30, 1999, entitled holders to purchase an aggregate of 206,725 shares of Common Stock (which warrants were originally issued on May 19, 1995 to R.J. Steichen & Company and a portion of which were subsequently assigned to employees and affiliates of R.J. Steichen & Company); (iii) Common Stock issued upon the conversion or exchange of the Series B Preferred Stock or the Senior Convertible Preferred Stock; (iv) shares of Series D Preferred Stock or Series C Preferred Stock issuable upon the exercise of warrants granted to UBS Capital II LLC or its assignees (the "Warrants") or upon conversion of the Series C Preferred Stock under the terms of the Warrants; (v) Common Stock issuable upon conversion of shares of Series D Preferred Stock upon a Transfer Conversion (as defined in Article III Section 5 hereof) or upon exercise of the Warrants; (vi) Common Stock issuable as payment of interest on that certain Promissory Note dated August 2, 1999 in the face amount of $2,050,000; (vii)


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securities pursuant to any public offering of the Company's securities registered under the Securities Act or (viii) the issuance and sale of the Company's Common Stock pursuant to the terms of any employee stock purchase plan approved by the Company's Board of Directors, up to a maximum of 100,000 shares (collectively referred to as "Permitted Issuances"). Subject to the foregoing, the Conversion Price shall be adjusted from time to pursuant to Section 8(a).

             (a) If and whenever, on or after the Issuance Date, the Corporation issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, unless such issuance or sale was a Permitted Issuance, immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to an amount equal to the price per share at which such Common Stock was sold or at which such shares of Common Stock are issuable upon the exercise of such rights or warrants.

                   (i) For purposes of this Section 8(a), the following
             definitions apply:

                         (A) "deemed to have issued or sold" shall mean the
                   issuance, grant or sale of Common Stock of the Company or securities which are directly or indirectly exercisable or convertible into shares of Common Stock, or warrants or options for the purchase, directly or indirectly, thereof, other than Permitted Issuances.

                         (B) "consideration per share" for which Common Stock is
                   issued or issuable shall mean (1) with respect to the issuance, grant or sale of options or warrants to purchase shares of Common Stock, an amount determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such options or warrants, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such options and warrants, plus in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such convertible securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options and warrants or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such options, and
                   (2) with respect to the issuance, grant or sale of Common Stock of the Company or securities directly or indirectly exercisable or convertible into shares of Common Stock, an amount determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities.

                   (ii) Change in Option Price or Conversion Rate. If the
             purchase price provided for in any options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that in no event shall the Conversion Price be adjusted to a price higher than the Conversion Price in effect prior to any actions described in this Section 8(a)(ii). For purposes of this
             Section 8(a)(ii) if the terms of any option or convertible security which was


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            outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change and no such change shall cause the Conversion Price hereunder to be increased.

                   (iii) Calculation of Consideration Received. If any Common
             Stock, option or convertible security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, option or convertible security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair market price (calculated to be the average Closing Price for the twenty
             (20) trading days immediately prior to the date of sale of the securities described in the first sentence of this Section 8(a)(iii)) thereof as of the date of receipt. If any Common Stock, option or convertible security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, option or convertible security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

             (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision, or any applicable record date shall be proportionally reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination or any applicable record date shall be proportionately increased.

             (c) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change, or any applicable record date thereon. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding) to insure that the provisions of this Section 8 shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series B Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

             (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

            (e) Notices.

                        (i) Promptly after any adjustment of the Conversion
                  Price, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (ii) The Corporation shall give written notice to all
                  holders of Series B Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                        (iii) The Corporation shall also give written notice to
                  the holders of Series B Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

            Section 9. Series B Preferred Stock Not Redeemable at Option of Holders or Exchangeable; No Sinking Fund. The Series B Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock (except for Common Stock upon conversion as provided herein) or indebtedness of the Corporation or other property. The Series B Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

            Section 10. No Voting Rights. The holders of Series B Preferred Stock shall not have voting rights except as specifically provided in this Certificate of Designation or as otherwise required by law.

            Section 11. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Series B Preferred Stock shall be deemed outstanding except for (a) shares of Series B Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Series B Preferred Stock for conversion pursuant to Section 7, all shares of Series B Preferred Stock which have been converted into Common Stock or other securities or property pursuant to Section 7; and (c) from the date fixed for redemption pursuant to Section 6, all shares of Series B Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

            Section 12. Status of Series B Preferred Stock Upon Retirement. Shares of Series B Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Section 7 shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Section 7 of all outstanding shares of Series B Preferred stock, all provisions of this Certificate of Designation shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to Minnesota Statutes, Section 302A.135, Subd. 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal of all provisions relating to the Series B Preferred Stock and/or the cancellation of this Certificate of Designations.

                                   ARTICLE II
                      SERIES C CONVERTIBLE PREFERRED STOCK

      Unless otherwise indicated, all capitalized terms used in this Article II shall have the meanings assigned to such terms in Article I of this Certificate of Designation.

      Section 1. Designation; Number of Shares. The shares of such series shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), and the number of authorized shares constituting the Series C Preferred Stock shall be 4,000.

      Section 2. Par Value; No Preemptive Rights. The Series C Preferred Stock shall have a par value of $0.01 per share. As provided in Article V of the Corporation's Articles of Incorporation, holders of Series C Preferred Stock shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

      Section 3. Rank. The Series C Preferred Stock shall rank prior to all of the Corporation's Common Stock, the Series D Preferred Stock and all other classes of preferred stock, except that the Series C Preferred Stock shall rank pari passu with the Corporation's Series B Preferred Stock and is subordinated to the Corporation's Senior Convertible Preferred Stock, now outstanding or hereafter issued, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, unless otherwise agreed upon in writing by the holders of a majority of the outstanding shares of Series C Preferred Stock.

      Section 4.  Dividends and Distributions.

            (a) Holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cumulative dividends at the rate, in the form, at the times and in the manner set forth in this Section
4. Such dividends shall accrue on any given share from the day of issuance of such share and shall accrue from day to day whether or not earned or declared.

            (b) The dividend rate on the Series C Preferred Stock shall be $75.00 per annum per share; provided that (i) in the event that at any time during any 730-day period individuals who constituted the Board of Directors at the beginning of such period, or the first date on which shares of Series C Preferred Stock are issued (the "Series C Issuance Date")(whichever is later), cease for any reason to constitute a majority of the Board of Directors then in office or (ii) the Board of Directors fails to declare and pay in full, on any Dividend Payment Date, all dividends accrued since the last Dividend Payment Date (or with respect to the first Dividend Payment Date, since the date of issuance), the dividend rate on the Series C Preferred Stock shall be increased to $200 per annum per share unless holders of a majority of the then outstanding shares of Series C Preferred Stock agree to waive such increase. Any change of the dividend rate in accordance with this Section 4(b) shall be deemed to occur on the date upon which the event in question occurs. In the event the dividend rate is adjusted in accordance with this Section 4(b), the Corporation shall pay such dividends in cash.

            (c) Dividends shall be payable in arrears, on each Dividend Payment Date, except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday. Dividends shall accrue on each share of Series C Preferred Stock from the date of issuance of such shares and, after payment of a dividend as required hereunder, from and after each Dividend Payment Date based on the number of days elapsed and a 365-day year; provided that to the extent that a dividend is not paid in cash or stock on any Dividend Payment Date as provided in paragraph (d) below such unpaid amount shall in turn accrue dividends at the rate specified herein until paid as provided herein. The dividend payable on the first Dividend Payment Date with respect to any shares of Series C Preferred Stock shall be the pro rata portion of the dividend rate based upon the number of days from and including the date of issuance, up to and including such first Dividend Payment Date and a 365-day year. Each dividend shall be paid to the holders of record of shares of Series C Preferred Stock as they appear on the books of the Corporation on such record date, not more than sixty (60) days nor fewer than ten (10) days preceding the respective Dividend Payment Date, as shall be fixed by the Board of Directors.

            (d) Any dividend payment made with respect to the Series C Preferred Stock, may be made, at the sole discretion of the Board of Directors, in cash out of funds legally available for such purpose or by issuing the number of shares of Series C Preferred Stock equal to the amount of the dividend divided by $1,000 (the "Series C Dividend Conversion Price"); provided, that no fractional shares shall be issued. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series C Preferred Stock determined in accordance with the preceding formula; provided, that in the event that any such dividend payment is made partially in cash and partially in shares of Series C Preferred Stock, each holder of Series C Preferred Stock shall receive a ratable amount of cash and Series C Preferred Stock that is proportionate to the amount of Series C Preferred Stock held by such holder on which such dividend is paid. If any fractional interest in a share of Series C Preferred Stock would be delivered upon any payment of dividends pursuant to this Section 4, the Corporation, in lieu of delivering the fractional share of Series C Preferred Stock shall pay an amount to the holder thereof equal to such fraction multiplied by the Series C Dividend Conversion Price. All shares of Series C Preferred Stock issued as a dividend shall be fully paid and nonassessable.

            (e) No dividends or other distributions (other than dividends payable in Junior Dividend Stock) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation, or any of its subsidiaries, of, any shares of Junior Dividend Stock; provided that dividends or other distributions may be paid or set apart for payment on any shares of Junior Dividend Stock at such time as less than 20% of the Initial Series C Shares (as defined in Section 7(b)) remain outstanding.

            Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

      Section 5. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $1,000 per share, and no more, before any payment shall be made or any assets distributed to the holders of any Junior Liquidation Stock. The assets of the Corporation available for distribution to the holders of the Series C Preferred Stock shall be distributed ratably among the holders of the Series C Preferred Stock. After payment in full of the liquidation preference of the shares of the Series C Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

      Section 6. Ten Year Conversion or Redemption.

            (a) On the Anniversary Date of the Series C Issuance Date(as defined in Section 4(b)), the Corporation, at its election, shall either require the conversion of all then issued and outstanding shares of Series C Preferred Stock into fully paid and nonassessable shares of Series D Preferred Stock at the Series C Conversion Price(defined in Section 7(a)) (the "Series C Anniversary Conversion") or redeem the then issued and outstanding shares of Series C Preferred Stock (the "Series C Redemption") as provided below.

            (b) If the Corporation elects the Series C Anniversary Conversion, the Corporation shall pay a conversion fee equal to $820,000 (the "Series C Conversion Fee"), subject to adjustment, on a pro rata basis to the holders of the then issued and outstanding shares of Series C Preferred Stock. The Corporation shall pay the Series C Conversion Fee, at the election of the Board of Directors, in (i) cash or (ii) a number of shares of Common Stock equal to the Series C Conversion Fee divided by the average last sale price of the Common Stock for the five (5) trading days immediately preceding the Anniversary Date; provided, however, that the Corporation shall pay the Series C Conversion Fee in cash to the extent that the issuance of stock would require shareholder approval pursuant to Section 4460(i) of the Rules of the NASDAQ Stock Market or any successor rule thereto and such approval has not been obtained. In the event that the number of shares of Series C Preferred Stock issued and outstanding as of the Anniversary Date is less than the number of Initial Series C Shares (as defined in Section 7(b) below), then the Series C Conversion Fee will be adjusted downward to equal the product of (a) $820,000 and (b) the quotient of the number of shares of Series C Preferred Stock issued and outstanding as of the Anniversary Date divided by the Initial Series C Shares (as adjusted for any stock split, stock dividend, recapitalization or otherwise). On or after the Anniversary Date, each holder of Series C Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation and the Corporation shall deliver to such holder (i) a certificate or certificates representing the number of shares of Series D Preferred Stock equal to the number of shares of Series C Preferred Stock to be converted multiplied by $1,000 divided by the Series C Conversion Price set forth in the notice to the holder, (ii) the holder's pro rata portion of the Series C Conversion Fee and
(iii) accrued and unpaid dividends in cash or a number of shares of Series D Preferred Stock equal to the dividend amount divided by the Series C Conversion Price. In addition, the following provisions of Section 7 shall be applicable to the Series C Anniversary Conversion: the second sentence of the second paragraph of Section 7(a), third paragraph of Section 7(b), Section 7(d) and Section 7(e).

            (c) In the event the Corporation elects a Series C Redemption, the Corporation shall redeem for cash on the Anniversary Date all issued and outstanding shares of Series C Preferred Stock at a price per share equal to $1,000 plus all accrued and unpaid dividends on such share to the Anniversary Date (such sum being hereinafter referred to as the "Series C Redemption Price"). On or after the Anniversary Date, each holder of Series C Preferred Stock shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in the notice to the holder and shall thereupon be entitled to receive payment of the Series C Redemption Price. If, on the Anniversary Date, funds necessary for the Series C Redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, on the Anniversary Date, the dividends with respect to the shares so called shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders and all rights whatsoever with respect to such shares (except the right of the holders thereof to receive the Series C Redemption Price upon surrender of their certificates) shall terminate.

            (d) No more than sixty (60) nor less than twenty (20) days prior to the Anniversary Date, the Corporation shall deliver notice, by first class mail, postage prepaid, to each holder of record of the Series C Preferred

Stock, addressed to such shareholder at its last address as shown on the stock books of the Corporation. Such notice shall state whether the Corporation has elected to effect the Series C Anniversary Conversion or the Series C Redemption. If the Corporation fails to give notice as provided above, the Corporation shall be deemed to have elected the Series C Redemption. In the event of the Series C Anniversary Conversion, the notice shall also state that the Anniversary Date is the date fixed for conversion, the then-effective Series C Conversion Price, whether the Series C Conversion Fee will be paid in cash or shares of Series D Preferred Stock and the holder's pro rata portion of such, whether the accumulated and unpaid dividends to the Anniversary Date will be paid in cash or shares of Series D Preferred Stock and that on and after the Anniversary Date, dividends will cease to accumulate on such shares of Series C Preferred Stock; provided that there is no default in the payment of the Series C Conversion Fee. In the event of the Series C Redemption, the notice shall also state that the Anniversary Date is the date fixed for redemption, the Series C Redemption Price, the place or places of payment, that the right of holders of Series C Preferred Stock to exercise their conversion rights in accordance with
Section 7 shall expire at the close of business on the Anniversary Date (provided that there is no default in payment of the Series C Redemption Price) and that payment of the Series C Redemption Price will be made upon presentation and surrender of certificates representing the Series C Preferred Stock to the Corporation or its agent as provided in the notice

      Section 7. Conversion.

            (a) Holders of Series C Preferred Stock may, at their option upon surrender of the certificates therefor, convert any or all of their shares of Series C Preferred Stock into fully paid and nonassessable shares of Series D Preferred Stock (and such other securities and property as they may be entitled to, as hereinafter provided) at any time after issuance thereof; provided, that such conversion right shall expire at the close of business on the date, if any, fixed for the redemption of Series C Preferred Stock in any notice of redemption given pursuant to Section 6 hereof if there is no default in payment of the Redemption Price. Each share of Series C Preferred Stock shall be convertible at the office of any transfer agent for the Series C Preferred Stock, and at such other office or offices, if any, as the Board of Directors may designate, into that number of fully paid and nonassessable shares of Series D Preferred Stock (calculated as to each conversion to the nearest whole share) as shall be equal to $1,000 divided by the Series C Conversion Price (as defined below) in effect at the time of conversion. The initial conversion price will be $6.50, subject to adjustment from time to time as provided in Section 8 (such conversion rate, as so adjusted from time to time, being referred to herein as the "Series C Conversion Price").

            The right of holders of Series C Preferred Stock to convert their shares shall be exercised by surrendering for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Series D Preferred Stock or other securities or property upon conversion of Series C Preferred Stock in a name other than that of the holder of the shares of Series C Preferred Stock being converted, nor shall the Corporation be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

            (b) In the event the Corporation's Common Stock trades above $40 per share for ninety (90) consecutive trading days and the average daily reported volume in trading for the Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association for any twenty (20) consecutive trading days during such 90-day period exceeds 10% of the number of shares of Series D Preferred Stock into which the shares of Series C Preferred Stock could be converted (the "Initial Series C Shares"), adjusted to eliminate the effect of any reporting of both the buy and sell side of any trade, the Corporation may, by notice to the holders thereof, within thirty (30) days after such 90-day period, elect to require the conversion of all the shares of Series C Preferred Stock then outstanding into fully paid and nonassessable shares of Series D Preferred Stock at the applicable Series C Conversion Price.

            Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series C Preferred Stock to be converted, addressed to such shareholders at their last addresses as shown on the stock books of the Corporation. Each such notice of conversion shall specify the date fixed for conversion; the then-effective Series C Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the election of the Board of Directors, in cash or in a number of shares of Series C Preferred Stock equal to the dividend amount divided by $1,000; and that on and after the conversion date, dividends will cease to accumulate on such shares.

            Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series C Preferred Stock receives such notice; and failure so to give such notice, or any defect in such notice, to the holders of any shares designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Series C Preferred Stock.

            (c) A number of shares of the authorized but unissued Series D Preferred Stock sufficient to provide for the conversion of the Series C Preferred Stock outstanding upon the basis hereinbefore provided shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion, subject to the provisions of the next paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Series D Preferred Stock into which each share of the Series C Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Series D Preferred Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock on the new basis. The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Series D Preferred Stock upon conversion of the Series C Preferred Stock and shall use its best efforts to list such shares on each national securities exchange on which the Series D Preferred Stock may be listed or to have such shares admitted for quotation on the NASDAQ National Market System if the Series D Preferred Stock is admitted for quotation thereon.

            (d) Upon the surrender of certificates representing shares of Series C Preferred Stock to be converted, duly endorsed or accompanied by proper instruments of transfer as provided above, the person converting such shares shall be deemed to be the holder of record of the Series D Preferred Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Series D Preferred Stock or other securities, cash or other assets as herein provided.

            (e) No fractional shares of Series D Preferred Stock shall be issued upon conversion of Series C Preferred Stock but, in lieu of any fraction of a share of Series D Preferred Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (a) the Closing Price of a share of Common Stock (as defined in the next sentence) on the last trading day before the conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price or, in case no sale takes place on such day, the average of the closing bid and asked price on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System, or, if the Common Stock is not admitted for quotation on the NASDAQ National Market System, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or, if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Corporation.

      Section 8. Adjustments to Series C Conversion Price. Notwithstanding anything in this Section 8 to the contrary, no change in the Series C Conversion Price shall be made until the cumulative effect of the adjustments called for by this Section 8 since the date of the last change in the Series C Conversion Price would change the Series C Conversion Price by more than 1%. However, once the cumulative effect would result in such a change, then the Series C Conversion Price shall be changed to reflect all adjustments called for by this
Section 8 and not previously made. Additionally, there shall be no adjustment in the Series C Conversion Price as a result of any Permitted Issuance. Subject to the foregoing, the Series C Conversion Price shall be adjusted from time to pursuant to Section 8(a).

            (a) If and whenever, on or after the Series C Issuance Date, the Corporation issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, unless such issuance or sale was a Permitted Issuance, immediately upon such issue or sale or deemed issue or sale the Series C Conversion Price shall be reduced to an amount equal to the price per share at which such Common Stock was sold or at which such shares of Common Stock are issuable upon the exercise of such rights or warrants.

                  (i) For purposes of this Section 8(a), the following
            definitions apply:

                        (A) "deemed to have issued or sold" shall mean the
                  issuance, grant or sale of Common Stock of the Company or securities which are directly or indirectly exercisable or convertible into shares of Common Stock, or warrants or options for the purchase, directly or indirectly, thereof, other than Permitted Issuances.

                        (B) "consideration per share" for which Common Stock is
                  issued or issuable shall mean (1) with respect to the issuance, grant or sale of options or warrants to purchase shares of Common Stock, an amount determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such options or warrants, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such options and warrants, plus in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such convertible securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options and warrants or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such options, and (2) with respect to the issuance, grant or sale of Common Stock of the Company or securities directly or indirectly exercisable or convertible into shares of Common Stock, an amount determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
                  (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities.

                  (ii) Change in Option Price or Conversion Rate. If the
            purchase price provided for in any options, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Series C Conversion Price in effect at the time of such change shall be immediately adjusted to the Series C Conversion Price which would have been in effect at such time had such options or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that in no event shall the Series C Conversion Price


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

            be adjusted to a price higher than the Series C Conversion Price in effect prior to any actions described in this Section 8(a)(ii). For purposes of this Section 8(a)(ii) if the terms of any option or convertible security which was outstanding as of the Series C Issuance Date are changed in the manner described in the immediately preceding sentence, then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change and no such change shall cause the Series C Conversion Price hereunder to be increased.

                  (iii) Calculation of Consideration Received. If any Common
            Stock, option or convertible security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, option or convertible security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the fair market price (calculated to be the average Closing Price for the twenty
            (20) trading days immediately prior to the date of sale of the securities described in the first sentence of this Section 8(a)(iii)) thereof as of the date of receipt. If any Common Stock, option or convertible security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, option or convertible security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

            (b) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of outstanding shares of Series D Preferred Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision, or any applicable record date shall be proportionally reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Series D Preferred Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination or any applicable record date shall be proportionately increased.

            (c) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Series D Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Series D Preferred Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that each of the holders of Series C Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Series D Preferred Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred Stock immediately prior to such Organic Change, or any applicable record date thereon. In each such case, the Corporation shall also make appropriate provisions (in form and substance


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

satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding) to insure that the provisions of this Section 8 shall thereafter be applicable to the Series C Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation an immediate adjustment of the Series C Conversion Price to the value for the Series D Preferred Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Series D Preferred Stock acquirable and receivable upon conversion of Series C Preferred Stock, if the value so reflected is less than the Series C Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Series C Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment shall increase the Series C Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Series D Preferred Stock issuable upon conversion of each share of Series C Preferred Stock.

            (e) Notices.

                        (i) Promptly after any adjustment of the Series C
                  Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (ii) The Corporation shall give written notice to all
                  holders of Series C Preferred Stock at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Series D Preferred Stock, (b) with respect to any pro rata subscription offer to holders of Series D Preferred Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                        (iii) The Corporation shall also give written notice to
                  the holders of Series C Preferred Stock at least twenty (20) days prior to the date on which any Organic Change shall take place.

            Section 9. Series C Preferred Stock Not Redeemable at Option of Holders or Exchangeable; No Sinking Fund. The Series C Preferred Stock shall not be redeemable upon the request of holders thereof or exchangeable for other capital stock (except for Series D Preferred Stock upon conversion as provided herein) or indebtedness of the Corporation or other property. The Series C Preferred Stock shall not be subject to the operation of a purchase, retirement or sinking fund.

            Section 10. No Voting Rights. The holders of Series C Preferred Stock shall not have voting rights except as specifically provided in this Certificate of Designation or as otherwise required by law.

            Section 11. Outstanding Shares. For purposes of this Certificate of Designation, all shares of Series C Preferred Stock shall be deemed outstanding except for (a) shares of Series C Preferred Stock held of record or beneficially by the Corporation or any subsidiary of the Corporation; (b) from the date of surrender of certificates representing Series C Preferred Stock for conversion pursuant to Section 7, all shares of Series C Preferred Stock which have been converted into Series D Preferred Stock or other securities or property pursuant to Section 7; and (c) from the date fixed for redemption pursuant to Section 6, all shares of Series C Preferred Stock which have been called for redemption, provided that funds necessary for such redemption are available therefor and have been irrevocably deposited or set aside for such purpose.

            Section 12. Status of Series C Preferred Stock Upon Retirement. Shares of Series C Preferred Stock which are acquired or redeemed by the Corporation or converted pursuant to Section 7 shall return to the status of authorized and unissued shares of Preferred Stock of the Corporation without designation as to series. Upon the acquisition or redemption by the Corporation or conversion pursuant to Section 7 of all outstanding shares of Series C Preferred stock, all provisions of this Certificate of Designation shall cease to be of further effect. Upon the occurrence of such event, the Board of Directors of the Corporation shall have the power, pursuant to Minnesota Statutes, Section 302A.135, Subd. 5 or any successor provision and without shareholder action, to cause restated articles of incorporation of the Corporation or other appropriate documents to be prepared and filed with the Secretary of State of the State of Minnesota which reflect such removal of all provisions relating to the Series C Preferred Stock and/or the cancellation of this Certificate of Designations.

                                   ARTICLE III
                       SERIES D NON-VOTING PREFERRED STOCK

      Unless otherwise indicated, all capitalized terms used in this Article III shall have the meanings assigned to such terms in Article I of this Certificate of Designation.

      Section 1. Designation; Number of Shares. The shares of such series shall be designated as "Series D Non-Voting Preferred Stock" (the "Series D Preferred Stock"), and the number of authorized shares constituting the Series D Preferred Stock shall be 1,500,000.

      Section 2. Par Value; No Preemptive Rights. The Series D Preferred Stock shall have a par value of $0.01 per share. As provided in Article V of the Corporation's Articles of Incorporation, holders of Series D Preferred Stock shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

      Section 3. Rank. The Series D Preferred Stock shall rank on an equal basis with all of the Corporation's Common Stock, and shall be fully subordinated to all other classes of the Corporation's preferred stock, both as to payment of dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

      Section 4. No Voting Rights; Other Rights, Preferences and Privileges. The Series D Preferred Stock shall not have voting rights. Except as provided in the preceding sentence, each share of Series D Preferred Stock shall have all of the same rights, preferences and privileges as each share of the Corporation's Common Stock as set forth in the Corporation's Articles of Incorporation. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by reverse stock split or otherwise) one or more classes of outstanding shares of the Corporation's Common Stock into a greater or lesser number of shares, the Corporation shall also subdivide or combine, as applicable, the outstanding shares of the Series D Preferred Stock. Any recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to as an "Common Organic Change". Prior to the consummation of any Common Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding) to insure that each of the holders of the Series D Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable or receivable by a Permitted Investor (as defined in Section 5 hereof) upon the conversion of such holder's Series D Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Common Organic Change if such holder had converted its Series D Preferred Stock immediately prior to such Common Organic Change, or applicable record date thereon. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series D Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      Section 5. Conversion and Reconversion.

            (a) Upon the transfer of any shares of Series D Preferred Stock to a Permitted Investor (as defined below), the shares of Series D Preferred Stock so transferred shall automatically be converted into shares of the Corporation's Common Stock, and any warrant or option to purchase shares of Series D Preferred Stock so transferred shall automatically be converted into a warrant or option to purchase shares of the Corporation's Common Stock (each a "Transfer Conversion") without any action on the part of the transferor or Permitted Investor. The conversion rate applicable to a Transfer Conversion shall be one share of Common Stock for each share of Series D Preferred Stock so transferred.

                  (i) For purposes of this Section 5, the term "Permitted
            Investor" means a Person that is not (a) the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Corporation's outstanding capital stock or other securities entitled to vote, or has or shares the power to dispose of, or direct the disposition of, such capital stock or securities, (b) a Person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation (an "Affiliate"), or (c) any corporation or organization of which the Corporation is an officer or partner, is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Corporation's outstanding capital stock or other securities entitled to vote (an "Associate").

                  (ii) A Person shall not be considered a Beneficial Owner for purposes of this Section 5 if such Person was not a Beneficial Owner of ten percent (10%) or more of the Corporation's outstanding capital stock or other securities entitled to vote, or has or shares the power to dispose of, or direct the disposition of, such capital stock or securities immediately prior to a repurchase of shares, recapitalization of the Corporation or similar action and became a Beneficial Owner as defined in Section 5(a)(iii) solely as a result of such share repurchase, recapitalization or similar action unless,
            (i) the repurchase, recapitalization, conversion, or similar action was proposed by or on behalf of, or pursuant to, any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the Person or is an Affiliate or Associate of the Person, or (ii) the Person thereafter acquires a beneficial ownership, directly or indirectly, of the Corporation's outstanding shares entitled to vote and, immediately after such acquisition, is the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the Corporation's outstanding capital stock or other shares entitled to vote.

                  (iii) "Beneficial Owner"for purposes of this Section 5 means a
            Person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, shares or securities of the Corporation entitled to vote, or has or shares the power to dispose of, or direct the disposition of, such shares of securities; provided, that a Person shall not be deemed the beneficial owner of shares or securities of the Corporation (a) tendered pursuant to a tender offer or exchange offer made by the Person or any of such Person's Affiliates or Associates until the tendered shares or securities are accepted for purchase or exchange, (b) if such beneficial ownership arises solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and is not then reportable under the Securities Exchange Act, or, if the Company is not subject to the Securities Exchange Act, would have been required to be made and would not have been reportable even if the Company had been subject to the Securities and Exchange Act.

                  (iv) "Affiliate" shall have the meaning assigned to that term in Section 5(a)(i) hereof.

                  (v) "Associate" shall have the meaning assigned to that term in Section 5(a)(i) hereof.

                  (vi) "Person" means any individual, partnership, limited liability company, association, corporation, estate, trust or other entity.

            (b) In the event shares of Series D Preferred Stock transferred to a Permitted Investor and converted into shares of Common Stock in a Transfer Conversion are re-acquired, in whole or in part prior to July 23, 2002, by a person who is not a Permitted Investor, the shares of Common Stock into which the shares of Series D Preferred Stock were converted upon a Transfer Conversion shall automatically be converted into shares of Series D Preferred Stock at a conversion rate of one share of Series D Preferred Stock for each share of Common Stock.

      6. Series D Preferred Stock is Convertible Security. Shares of Series D Preferred Stock constitute "convertible securities" under Section 8 of the Certificate of Designation relating to the Senior Convertible Preferred Stock.

          [REMAINING PORTION OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, Orphan Medical, Inc. has caused this certificate to be signed by John Howell Bullion, its Chief Executive Officer, this 2nd day of August, 1999.

                                      ORPHAN MEDICAL, INC.

                                      By: /s/ John Howell Bullion
                                          -----------------------
                                           John Howell Bullion
                                           Chief Executive Officer


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